UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2006, Orthovita, Inc. purchased from Angiotech Pharmaceuticals (US), Inc. (“Angiotech”) for $9.0 million in cash the profit-sharing royalty rights for the VITAGEL™ Surgical Hemostat and CELLPAKER® Collection Device products sold by Orthovita under the License Agreement between Orthovita and Angiotech executed as of March 20, 2006 and effective January 1, 2006 (the “License Agreement”). As part of the purchase transaction, Orthovita and Angiotech entered into an Amended and Restated License Agreement pursuant to which the License Agreement was amended and restated to eliminate Orthovita’s obligations to make royalty payments on VITAGEL and CELLPAKER sales and meet minimum sales requirements, extend the term of the License Agreement from December 31, 2014 through July 31, 2017, and eliminate certain termination rights in favor of Angiotech. The Amended and Restated License Agreement is dated December 29, 2006. Angiotech owns approximately 9.3% of the outstanding shares of Orthovita common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Joseph M. Paiva
Chief Financial Officer

Dated: January 3, 2007